UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): September 6, 2012

IZEA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-167960	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Orange Avenue, Suite 412 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR     240.13e-4(c))

CURRENT REPORT ON FORM 8-K
IZEA, Inc.
September 6, 2012
Item 1.01    Entry into a Material Definitive Agreement.
On September 6, 2012, we entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp., acting as the representative of the several underwriters.  Pursuant to the terms and conditions of the Underwriting Agreement, we agreed to issue and sell 2,200,000 shares of our common stock, par value $0.0001 per share (the “Underwritten Shares”), at a price to the public of $1.00 per share.  Pursuant to the Underwriting Agreement, we also granted the underwriters an option to purchase up to an additional 330,000 shares of our common stock (together with the Underwritten Shares, the “Shares”) within 45 days after the date of the Underwriting Agreement to cover over-allotments, if any.  We expect to receive approximately $1,784,000 in net proceeds from the offering after underwriting fees and offering expenses, or approximately $2,090,900 if the underwriters' over-allotment option is exercised in full.  The offering is scheduled to close on September 11, 2012, subject to customary closing conditions.
     The Final Prospectus for the offering was filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b)(1) of the Securities Act of 1933, as amended, on September 6, 2012.

The Underwriting Agreement contains customary representations, warranties and covenants made by us.  It also provides for customary indemnification by us and the underwriters for losses or damages arising out of or in connection with the sale of the Shares.  In addition, pursuant to the terms of the Underwriting Agreement, each director and executive officer of our company has entered into an agreement with the representative of the underwriters not to sell, transfer or otherwise dispose of our securities, subject to certain exceptions, during the 90-day period following the offering, subject to extension in certain circumstances.

Item 8.01    Other Events.
Edward H. (Ted) Murphy, our President and Chief Executive Officer, and Ryan S. Schram, our Chief Marketing Officer, each purchased $10,000 of common stock (10,000 shares) in the public offering described above.  The shares sold to Messrs. Murphy and Schram were at the same price and on the same terms as the other investors in the offering.

On September 6, 2012, we issued a press release announcing the public offering of our shares. The full text of the press release is furnished as Exhibit 99.1 to this current report.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits. The exhibit listed in the following Exhibit Index is filed as part of this current report.

Exhibit No.     Description
99.1         Press Release issued by IZEA, Inc. on September 6, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA, INC.

Date: September 10, 2012	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy President and Chief Executive Officer